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                                                                  Exhibit 10(zz)
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                                  AMENDMENT OF
                  SUPPLEMENTAL TARGET PENSION BENEFIT AGREEMENT
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                  THIS AMENDING AGREEMENT made as of the 1st day of
August, 1997 by and between ALLEN TELECOM INC., a Delaware
Corporation, (the "Company") having its principal executive offices at Beachwood, Ohio, and Robert G. Paul, of Cleveland (the "Executive").


                                    RECITALS
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                  A. The Executive has been and is employed by the Company in a key executive capacity, and it is expected that he will continue to contribute to the growth and success of the Company during his employment by it; and

                  B. The Company maintains a tax-qualified retirement plan for employees designated as the Allen Telecom Inc. Corporate Retirement Plan (the "Pension Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"), and a nonqualified retirement plan for certain employees designated as The Allen Group Inc. Restoration Plan (the "Restoration Plan"), which is intended to supplement benefits payable under the Pension Plan by restoring benefits that cannot be provided under the Pension Plan because of the limitations imposed under the Internal Revenue Code and because of reductions in compensation pursuant to The Allen Group Inc. Deferred Compensation Plan; and

                  C. The Company and the Executive previously entered into a Supplemental Target Pension Benefit Agreement (the "Pension Agreement") intended to provide an aggregate level of non-qualified and qualified pension benefits to the Executive which exceed the benefits provided under the Pension Plan and the Restoration Plan;

                  NOW, THEREFORE, in consideration of the premises and of the Executive's services and significant contributions to the Company, the parties hereto agree as follows:

                                       I.

                  Article I of the Pension Agreement is hereby amended by the addition of the following new Section thereto:

                  "SECTION 1.1(16.1). "EXECUTIVE BENEFIT PLAN" shall mean the Allen Telecom Inc. Executive Benefit Plan."

                                       II.


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                  Section 2.4 of the Pension Agreement is hereby amended in its entirety to read as follows:


                  "SECTION 2.5. MAXIMUM BENEFIT. (a) In no event shall the amount of the Executive's Supplemental Target Pension Benefit exceed an annual amount of $250,000 reduced by four-twelfths of one percent (4/12%) for each month (if any) by which the Executive's Supplemental Target Pension Benefit commences before the Executive's attainment of age 65.

                  (b) In the event the Executive receives or becomes entitled to receive a benefit under the Executive Benefit Plan (the "EBP Benefit"), the Executive's Supplemental Target Pension Benefit shall be offset and reduced in accordance with this subsection to take into account the value of the EBP Benefit received by the Executive. The offset described in the preceding sentence shall be calculated as follows. First, the EBP Benefit shall be increased by interest for the period from the date of the payment of the EBP Benefit to the date of commencement of benefit payments hereunder at the rate in effect under the Pension Plan for determining Actuarial Equivalent values for lump sum payment purposes at the time of the payment of the EBP Benefit. The EBP Benefit, as so increased, is referred to below as the "Increased EBP Benefit". Second, the Increased EBP Benefit shall be converted into an annuity, payable in the same form and for the same duration as the benefit payable to the Executive under the Pension Agreement before the application of this subsection, that is the Actuarial Equivalent of the Increased EBP Benefit amount, and such Actuarial Equivalent shall be subtracted from the Executive's Supplemental Target Pension Benefit."

                                      III.

                  Section 2.6 of the Pension Agreement is hereby amended by the addition of the following new subsection at the end thereof:

               "(c) Subsequent to the Executive's Benefit Commencement Date, the Executive may elect to receive his remaining Supplemental Pension Benefit in a single cash lump sum payment. If the Executive so elects, the amount to be paid to him shall be equal to the actuarial present value of all remaining Supplemental Pension Benefit payments calculated as of the date of such payment reduced by ten percent (10%). The remaining ten percent (10%) of the actuarial present value of all remaining Supplemental Pension Benefit payments shall be forfeited."


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                                      IV.

                  Section 6.1 of the Pension Agreement is hereby amended in its entirety to read as follows:

                  "SECTION 6.1. LIMITATION ON RIGHTS OF THE EXECUTIVE AND BENEFICIARIES - NO LIEN. This Agreement is an unfunded, unsecured, nonqualified plan and the entire cost of this Agreement shall be paid from the general assets of the Company. The Company, in its sole discretion, may establish a trust to hold funds or other property to be used in payment of benefits under this Agreement; provided, however, that any funds or other property contained therein shall remain liable for the claims of the Company's general creditors. No liability for the payment of benefits under this Agreement shall be imposed upon any officer, director, employee, or stockholder of the Company. Nothing contained herein shall be deemed to create a lien in favor of the Executive or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with this Agreement. Each Executive and Beneficiary shall have the status of a general unsecured creditor of the Company and shall have no right to, prior claim to, or security interest in, any assets of the Company."

                                 *.*.*.*.*

                  Except as herein specifically amended the Pension Agreement is ratified and confirmed.

                  This Amending Agreement and the Pension Agreement shall be read, interpreted and construed as a single agreement.

                  IN WITNESS WHEREOF, Allen Telecom Inc. has caused this Amending Agreement to be signed by its proper officer and Executive has hereunto set his hand this 1st day of August, 1997.



ATTEST                                               ALLEN TELECOM INC.

                                                     By:
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Secretary                                            Title:
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WITNESS:

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